SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             FIRST TEAM SPORTS, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                             FIRST TEAM SPORTS, INC.




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                  July 8, 1998



TO THE SHAREHOLDERS OF FIRST TEAM SPORTS, INC.:

     The 1998 Annual Meeting of Shareholders of First Team Sports, Inc. will be held at the Anoka-Hennepin Technical College, 1355 West Highway 10, Anoka, Minnesota, at 10:00 a.m. (Minneapolis-time) on Wednesday, July 8, 1998, for the following purposes:

     1.   To set the number of members of the Board of Directors at six (6).

     2.   To elect members of the Board of Directors.

     3. To approve an increase in the number of shares reserved under the Company's 1994 Stock Option and Incentive Compensation Plan from 925,000 to 1,325,000.

     4. To take action on any other business that may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 1998 Annual Report.

     Only shareholders of record as shown on the books of the Company at the close of business on May 19, 1998 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense to the Company.

                                           BY ORDER OF THE BOARD OF DIRECTORS


June 5, 1998                               John J. Egart
Anoka, Minnesota                           President and Chief Executive Officer

                             FIRST TEAM SPORTS, INC.


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                  July 8, 1998


         The accompanying Proxy is solicited by the Board of Directors of First Team Sports, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, July 8, 1998, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournments thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a Proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a later-dated written Proxy with an officer of the Company. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later-dated Proxy is delivered to an officer of the Company before the revoked or superseded Proxy is used at the Annual Meeting. Proxies will be voted as specified by the shareholders.

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will, therefore, have the same effect as a vote against the proposal. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.
         The mailing address of the principal executive office of the Company is 1201 Lund Boulevard, Anoka, Minnesota 55303. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on approximately June 5, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on May 19, 1998 as the record date for determining shareholders entitled to vote at the Annual Meeting (the "Record Date"). Persons who were not shareholders on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, 5,792,240 shares of the Company's Common Stock, par value $.01 per share, were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

         The following table provides information as of the Record Date concerning the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table, (iii) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of the Record Date and (iv) all directors and executive officers as a group.



 Name, Position(s)                     Number of Shares             Percent of
 (and Address of 5% Holders)       Beneficially Owned(1)(2)           Class(2)

 John J. Egart                         490,685(3)                      8.2%
 President, Chief Executive
   Officer and Director
 1201 Lund Boulevard
 Anoka, MN  55303

 David G. Soderquist                   417,925(4)(5)                   7.0%
 Vice Chairman and Director
 1201 Lund Boulevard
 Anoka, MN  55303

 Joe Mendelsohn                        141,000(6)                      2.4%
 Chairman and Director

 Timothy G. Rath                        48,000(7)                        *
 Director

 Stanley E. Hubbard                     37,750(8)                        *
 Director

William J. McMahon                       4,500(9)                        *
 Director
 Dimensional Fund Advisors, Inc.       383,000(10)                     6.6%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

 All Executive Officers and          1,297,371(11)                    20.1%
   Directors as a Group
   (9 persons)

------------------------------
*less than 1%

(1) Unless otherwise indicated, each person named or included in the group has sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him or her.

(2) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(3) Includes: 1,521 shares of Common Stock held by Mr. Egart's wife; 17,349 shares of Common Stock held by either Mr. Egart or his wife as custodian for their children; and 180,000 shares of Common Stock which may be acquired by Mr. Egart upon exercise of stock options.

(4) Includes 15,500 shares of Common Stock held by a partnership, of which Mr. Egart and Mr. Soderquist are partners and with respect to which each, as a partner, shares voting and investment power over the shares.

(5) Includes 150,000 shares of Common Stock which may be acquired by Mr. Soderquist upon exercise of stock options.

(6) Includes 123,000 shares of Common Stock which may be acquired by Mr. Mendelsohn upon exercise of stock options.

(7) Includes 18,000 shares of Common Stock which may be acquired by Mr. Rath upon exercise of stock options.

(8) Includes 19,500 shares of Common Stock which may be acquired by Mr. Hubbard upon exercise of stock options.

(9) Includes 4,500 shares of Common Stock which may be acquired by Mr. McMahon upon exercise of a stock option.

(10) The shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund") or in a series of the DFA Investment Trust Company (the "Trust") or the DFA Investment Trust Company or the DFA Group Trust and DFA Participation Group Trust, for all of which Dimensional Fund Advisors Inc. ("Dimensional") serves as investment manager. Of such shares, 42,050 are owned by the Fund and 88,500 are owned by the Trust, which shares are voted by persons who are officers of the Fund and Trust as well as officers of Dimensional. Dimensional disclaims beneficial ownership of all such shares. The Company has relied on information provided by Dimensional in its February 1998 Schedule 13G mailed to the Company on February 6, 1998.

(11) Includes 653,085 shares of Common Stock which may be acquired upon the exercise of stock options; 15,500 shares of Common Stock held by a partnership; and 19,320 shares of Common Stock held by or for family members of executive officers.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Board of Directors unanimously recommends that the number of directors be set at six, which is the current number of directors, and that six directors be elected. Unless otherwise instructed, the Proxies will be so voted.

         In the absence of other instruction, the Proxies will be voted for each of the following individuals. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are currently members of the Board of Directors. If, prior to the Annual Meeting, it should become known that any one of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

         Under applicable Minnesota law, setting the number of directors at six and the election of each nominee requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.



Name and Age                                                                      Director
of Nominee            Principal Occupations for the Past Five Years                Since
----------------      ---------------------------------------------               --------
John J. Egart -       President and Chief Executive Officer of the Company since   1986
      48              January 1994; Executive Vice President of the Company from the Company's  inception in May 1986 until January 1994.

David G. Soderquist - Vice Chairman of the Company since January 1994; President   1986
      49              and Chief Executive Officer of the Company from the
                      Company's inception in May 1986 until January 1994.

Joe Mendelsohn -      Chairman of the Board of the Company since January 1991;     1991
     67               consultant to various toy and related product businesses
                      since January 1987 and to the Company since July 1988.

Timothy G. Rath -    Consultant since February 1996;  various positions, most      1991
     52              recently Chief Executive Officer of Kelly Russell Studios,
                     Inc., a firm engaged in production and marketing of sports memorabilia, from November 1994 to February 1996;
                     consultant to Anthony Industries, Inc., a diversified
                     manufacturer of recreational and industrial products, from
                     June 1992 to October 1993; Vice President of Sales &
                     Marketing for Stearns/Shakespeare Outdoor Products Group, a
                     manufacturer of outdoor sporting goods, from October 1988
                     to May 1992.

Stanley E. Hubbard - Vice President of Hubbard Broadcasting, Inc., a               1992
       37            broadcasting company, since July 1984; President since
                     March 1993 and Chief Executive Officer since January 1996
                     of United States Satellite Broadcasting Company, Inc., a
                     satellite broadcasting company, prior to which he served as its Chief Operating Officer beginning in March 1993.  Mr.
                     Hubbard also serves as a director of United States
                     Satellite Broadcasting Company, Inc.

William J. McMahon - President and Chief Executive Officer of Lund International   1996
       51            Holdings, Inc., a manufacturer of accessory products for
                     vehicles, since September 1994; Chief Operating Officer of
                     Anagram International, Inc., a manufacturer of Mylar
                     balloons and packaging products, from 1991 to September
                     1994. Mr. McMahon also serves as a director of Lund
                     International Holdings, Inc.


Board and Committee Meetings

         During the fiscal year ended February 28, 1998, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served. The Board of Directors has an Audit Committee, Compensation Committee and Stock Option Committee. The Board does not have a nominating committee.

         The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants as well as the internal accounting controls of the Company. The Audit Committee is comprised of Mr. Mendelsohn, Mr. Rath and Mr. McMahon. During fiscal 1998, the Audit Committee held two meetings.

     The Compensation Committee recommends the compensation for executive officers of the Company. The Compensation Committee is comprised of Mr. Rath, Mr. Hubbard and Mr. McMahon. During fiscal 1998, the Compensation Committee held one meeting.

     The Stock Option Committee administers the Company's 1987 Stock Option Plan, 1990 Nonqualified Stock Option Plan, 1993 Employee Stock Purchase Plan and the 1994 Stock Option and Incentive Compensation Plan. The Stock Option Committee is comprised of Mr. Rath and Mr. Hubbard. During fiscal 1998, the Stock Option Committee met once, and it took action by unanimous written consent five times.

Compensation of Directors

         Directors' Fees. The Company pays each director who is not an employee of the Company an attendance fee of $500 per Board of Directors and committee meeting attended; provided, however, that no director may receive more than $500 per day.

         Stock Option Grants. Pursuant to either the Company's 1987 Stock Option Plan or the Company's 1994 Stock Option and Incentive Compensation Plan, each member of the Board of Directors who is neither an employee of, nor a paid advisor or consultant to, the Company (a "Non-Employee Director") receives, upon initial election to the Board, a nonqualified option to purchase 7,500 shares of the Company's Common Stock at an option price per share equal to 100% of the fair market value of the Company's Common Stock on the date of such election. Such option is immediately exercisable to the extent of 1,500 shares and to the extent of an additional 1,500 shares on each of the first, second, third and fourth anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected receives a nonqualified option to purchase 3,000 shares of Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of such re-election or shareholder meeting, which option is immediately exercisable in full. However, a Non-Employee Director who receives a 7,500-share option upon initial election to the Board may not receive the 3,000-share option for a period of at least ten (10) months. All options granted pursuant to these provisions expire on the earlier of (i) three months after the optionee ceases to be a director (except by disability or death) or (ii) ten (10) years after the date of grant. In the event of disability or death of a Non-Employee Director, any option granted to such Non-Employee Director may be exercised at any time within twelve (12) months of the disability or death of such Non-Employee Director or prior to the date on which the option, by its terms, expires, whichever is earlier.

Report of Compensation Committee and Stock Option Committee

         The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by significantly aligning the financial interests of the Company's key executives with those of the Company's shareholders. Compensation of the Company's executive officers is comprised of four parts: base salary, annual incentive bonuses, fringe benefits and long-term incentive opportunity in the form of stock options. The Compensation Committee believes, but has not conducted any formal survey, that the base salaries of the Company's executive officers are generally less than executive officers of comparable publicly-held companies. These relatively low base salaries are combined with the opportunity to earn substantial cash bonuses if certain Company financial performance goals are met. Long-term incentives are based on stock performance through stock options. Although the Company's 1994 Stock Option and Incentive Compensation Plan ("1994 Plan") also gives the Compensation Committee the flexibility to grant other types of incentives, including restricted stock, stock appreciation rights, performance shares and/or cash, only stock options have been granted under the 1994 Plan. The Compensation Committee believes that stock ownership by the Company's executive officers is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Compensation Committee believes this philosophy and structure are in the best interests of the Company's shareholders.

         Bonuses. The Compensation Committee recommended, and the Board of Directors unanimously approved, a fiscal 1998 bonus plan for the Company's executive officers which provided for the creation of a bonus pool ranging from $150,000 to $750,000 based on the Company attaining pre-tax earnings ranging from $4,900,000 to $6,076,000 and pre-tax earnings as a percentage of sales from 7.0% to 7.6%. No bonuses were paid pursuant to the bonus plan for fiscal 1998.

         For fiscal 1999, the Compensation Committee recommended, and the Board of Directors unanimously approved, a fiscal 1999 bonus plan for the Company's executive officers which provides for the creation of a bonus pool ranging from $240,000 to $700,000 based on the Company attaining pre-tax earnings ranging from $971,000 to $3,146,000. The individual bonuses, if any, would be in the discretion of the Compensation Committee.

         Stock Options and Other Incentives. The Company's stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

         The Company's 1987 Stock Option Plan and 1994 Plan authorize the Stock Option Committee of the Board of Directors to award stock options to executive officers and other employees. The 1994 Plan also permits the Compensation
Committee to award other forms of long-term incentives, including stock appreciation rights, stock and restricted stock, performance shares and/or cash. To date, however, only stock options have been granted under the 1994 Plan. Stock options are generally granted each year, at an option price equal to the fair market value of the Company's Common Stock on the date of grant, and vest over a period of three years. The amount of stock options awarded is generally a function of the recipient's salary and position in the Company. Awards are intended to be generally competitive with other companies of comparable size and complexity, although the Stock Option Committee has not conducted any thorough comparative analysis.

         Benefits. The Company provides the same health and disability insurance benefits to its executive officers as are available to Company employees generally, except that executive officers receive additional long-term disability insurance beyond that available to Company employees generally. The Company also provides automobiles to Mr. Egart and Mr. Soderquist. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for fiscal 1998.

         Chief Executive Officer Compensation. The Compensation Committee believes, but has not conducted any formal survey, that Mr. Egart's fiscal 1998 base salary of $175,000 is substantially less than the base salaries of chief executive officers of comparable publicly-held companies. For fiscal 1999, Mr. Egart has voluntarily accepted a salary reduction to $135,000. In fiscal 1998, Mr. Egart did not receive a bonus pursuant to the Company's fiscal 1998 bonus plan due to the Company's failure to achieve the target set forth in the plan. The stock options to purchase 45,000 shares of Company Common Stock granted to Mr. Egart during fiscal 1998, and the repricing of other options held by Mr. Egart, are consistent with the design of the overall compensation program and are shown in the compensation tables under "Management Compensation" following this report.

                              Members of the Compensation Committee
                              and Stock Option Committee:

                              Timothy G. Rath
                              Stanley E. Hubbard
                              William J. McMahon

                             MANAGEMENT COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the Company's only other executive officer whose total annual salary and bonus exceeded $100,000 during fiscal 1998 (collectively referred to as the "named executive officers").


                                                                                  Long Term Compensation
                                                                         ------------------------------------
                                       Annual Compensation                    Awards             Payouts
                                 -------------------------------------   ------------------------------------
                                                                         Restricted                    LTIP       All Other
  Name and Principal     Fiscal                                          Stock       Options/SARs     Payouts    Compensation
      Position            Year    Salary ($)  Bonus ($)(1)   Other ($)   Awards ($)     (#)(2)          ($)         ($)(3)
--------------------------------- ----------  ------------   ---------   ----------  ------------   --------    ------------
John J. Egart,            1998    $175,000        --            --          --         270,000(4)       --         $15,716
   President and Chief    1997    $175,000        --            --          --          45,000          --         $22,279
   Executive Officer      1996    $175,000     $120,000         --          --          45,000          --         $22,500

David G. Soderquist       1998     $130,000       --            --          --         205,000(5)       --         $13,447
   Vice Chairman          1997     $146,155       --            --          --          30,000          --         $22,279
                          1996     $150,000     $60,000         --          --          30,000          --         $22,500


(1) Reflects bonus earned during the fiscal year. In some instances all or a portion of the bonus was paid during the next fiscal year.

(2) Options to acquire shares of Common Stock.

(3) Represents contributions to the Company's Profit Sharing Plan.

(4) Includes previously granted options to purchase 225,000 shares, which were repriced in fiscal 1998. See "Stock Option Repricing" and "Report on Repricing of Options."

(5) Includes previously granted options to purchase 180,000 shares, which were repriced in fiscal 1998. See "Stock Option Repricing" and "Report on Repricing of Options."

Option Grants During 1998 Fiscal Year

       The following table provides information related to options granted to the named executive officers during fiscal 1998.


                               Individual Grants
-------------------------------------------------------------------------------
                                     % of Total                                        Potential Realizable Value at
                        Options/    Options/SARs                                    Assumed Annual Rates of Stock Price
                          SARs       Granted to      Exercise or                      Appreciation for Option Term(1)
                        Granted     Employees in     Base Price     Expiration   ------------------------------------
Name                    (#)(2)(4)    Fiscal Year     ($/Sh)(3)         Date            0%         5%        10% ($)
---------------------   ---------   -------------    -----------   ------------  --------------------------------------

John J. Egart            30,000*        3.2%           $2.75         05/02/00          --        $ 9,830    $ 20,340
                         30,000*        3.2%           $2.75         01/24/01          --        $13,004    $ 27,308
                         30,000*        3.2%           $2.75         06/08/02          --        $19,808    $ 43,175
                         45,000*        4.8%           $2.75         01/22/02          --        $26,669    $ 57,432
                         45,000*        4.8%           $2.75         01/23/03          --        $34,190    $ 75,551
                         45,000*        4.8%           $2.75         01/13/04          --        $42,087    $ 95,481
                         45,000         4.8%           $2.75         01/12/05          --        $50,379    $117,404

David G. Soderquist      30,000*        3.2%           $2.75         05/02/00          --        $ 9,830    $ 20,340
                         30,000*        3.2%           $2.75         01/24/01          --        $13,004    $ 27,308
                         30,000*        3.2%           $2.75         06/08/02          --        $19,808    $ 43,175
                         30,000*        3.2%           $2.75         01/22/02          --        $17,779    $ 38,288
                         30,000*        3.2%           $2.75         01/23/03          --        $22,793    $ 50,368
                         30,000*        3.2%           $2.75         01/13/04          --        $28,058    $ 63,654
                         25,000         2.7%           $2.75         01/12/05          --        $27,988    $ 65,224

* Options were previously granted, but were repriced in fiscal 1998 and, therefore, deemed granted in fiscal 1998. See "Stock Option Repricing" below.

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to three years. If the options are adjusted as set forth in (4) below, the potential realizable value will be somewhat less.

(2) Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Stock Option Committee in its discretion.

(4) Options become exercisable with respect to one-third of the shares covered thereby on each of the first three anniversary dates of the original grant. However, in the event of a change of control of the Company, any unexercisable portion of the options will become immediately exercisable. See "Change of Control Arrangements." The exercise price was equal to the fair market value of the Common Stock on the date of grant.

Option Exercises During Fiscal 1998 and Fiscal Year-End Option Values

     The following table provides information related to options and warrants exercised by the named executive officers during fiscal 1998 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights ("SARs").


                                                                                            Value of Unexercised In-the-
                                                           Number of Unexercised            Money Options/SARs at FY-End
                         Shares                         Options/SARs at FY-End (#)                       ($)(2)
                      Acquired on     Value Realized    -------------------------------  ------------------------------
        Name          Exercise (#)      ($)(1)          Exercisable     Unexercisable    Exercisable     Unexercisable
----------------      ------------    --------------    -----------------------------    ------------------------------

John J. Egart              --              --            180,000            90,000            $0                $0

David G. Soderquist        --              --            150,000            55,000            $0                $0

(1) Value is calculated based on the amount, if any, by which the closing price for the Common Stock as quoted on the Nasdaq National Market on the date of exercise exceeds the option exercise price, multiplied by the number of shares to which the exercise relates.

(2) The closing price for the Company's Common Stock as quoted on the Nasdaq National Market on February 28, 1998 was $2.625. Value is calculated on the basis of $2.625 minus the option exercise price and multiplying the result (if greater than zero) by the number of shares of Common Stock underlying the option.

Stock Option Repricing

         The following table provides information related to the repricing of options during fiscal 1998 held by the named executive officers.


                                        Securities                                                       Length of
                                        underlying     Market price    Exercise price                 original option
                                        number of       of stock at     of stock at                   term remaining
                                     options repriced     time of         time of       New exercise    at date of
Name and Position         Date          or amended       repricing       repricing        price         repricing
-----------------        --------    ----------------  ------------    --------------  ------------   --------------
John J. Egart            04/09/97          45,000          $6.375        $14.17          $6.375         4.75 years
   President, Chief      04/09/97          45,000          $6.375        $12.625         $6.375         5.75 years
   Executive Officer     01/13/98          30,000          $2.75         $ 7.6667        $2.75          2.25 years
   and Director          01/13/98          30,000          $2.75         $ 5.3333        $2.75          3.00 years
                         01/13/98          30,000          $2.75         $ 6.8333        $2.75          4.50 years
                         01/13/98          45,000          $2.75         $ 6.375         $2.75          4.00 years
                         01/13/98          45,000          $2.75         $ 6.375         $2.75          5.00 years
                         01/13/98          45,000          $2.75         $ 6.00          $2.75          6.00 years

David G. Soderquist      04/09/97          30,000          $6.375        $14.17          $6.375         4.75 years
   Vice Chairman         04/09/97          30,000          $6.375        $12.625         $6.375         5.75 years
   and Director          01/13/98          30,000          $2.75         $ 7.6667        $2.75          2.25 years
                         01/13/98          30,000          $2.75         $ 5.3333        $2.75          3.00 years
                         01/13/98          30,000          $2.75         $ 6.8333        $2.75          4.50 years
                         01/13/98          30,000          $2.75         $ 6.375         $2.75          4.00 years
                         01/13/98          30,000          $2.75         $ 6.375         $2.75          5.00 years
                         01/13/98          30,000          $2.75         $ 6.00          $2.75          6.00 years


Report on Repricing of Options

         On April 9, 1997, the Stock Option Committee repriced all outstanding options held by current employees and directors, except Joe Mendelsohn, that had an exercise price of more than $9.50 per share. John Egart and Dave Soderquist held options to purchase 90,000 and 60,000 shares, respectively, which had an exercise price above $9.50 per share, which options were repriced to $6.375, the closing price of the Company's stock as reported by Nasdaq National Market on April 9, 1997. No other terms of the options were amended.

         On  January  13,  1998,  the  Stock  Option   Committee   repriced  all
outstanding options held by current employees and directors, all of which options had exercise prices above the market price of the Company's Common Stock. John Egart and Dave Soderquist held options to purchase 225,000 shares and 180,000 shares, respectively, which options were repriced to $2.75, the closing price of the Company's stock as reported by Nasdaq National Market on January 13, 1998. The remaining terms of the options remain unchanged.

         The Stock Option Committee repriced the options on each of the above dates in order to preserve an economic incentive for continued commitment to the Company's success.

                               Members of the Stock Option Committee:

                               Timothy G. Rath
                               Stanley E. Hubbard


Employment Agreements and Severance Arrangements

         The Company has an Employment Agreement with each of John Egart, President and Chief Executive Officer, and David Soderquist, Vice Chairman dated January 23, 1996, which Agreements were amended as of January 1, 1998. Each Agreement has a three-year term, with an automatic two-year renewal unless a nonrenewal notice is given by the officer or the Company. If the Company gives the officer a nonrenewal notice, the officer is entitled to a cash payment equal to such officer's annual base salary or, if such nonrenewal notice is given within one year after a change of control, two times the sum of the annual base salary plus the amount of incentive bonus earned by the officer during the prior fiscal year. Mr. Egart's Agreement provided for an initial annual base salary of $175,000, which base salary was reduced to $135,000 at the beginning of fiscal 1999. Mr. Soderquist's Agreement provided for an initial annual base salary of $150,000, which base salary was reduced to $130,000 for fiscal 1998 and further reduced to $90,000 at the beginning of fiscal 1999. Because of these voluntary reductions in base salary, those portions of the Agreements dealing with severance payments were amended to define base salary as the highest base salary received during the prior three years. If the Agreement is terminated by the Company without cause or if the officer resigns for good reason, the officer is entitled to a cash payment equal to the officer's annual base salary plus the amount of incentive bonus earned by the officer during the prior fiscal year or, if more than 12 months remained in the term, such amount times the number of months remaining (without regard to renewals) divided by 12; provided, however, if such termination or resignation occurs within one year after a change of control, such amount will be at least two times the sum of the annual base salary plus incentive bonus earned by the officer during the prior fiscal year, subject to reduction if total compensation received upon a change of control would constitute an excess parachute payment under I.R.C. ss. 280G.

Change of Control Arrangements

         1987 Stock Option Plan. In May 1989, the Board of Directors adopted resolutions amending the Company's 1987 Stock Option Plan (the "1987 Plan") and providing that all options outstanding thereunder, including options held by the Company's executive officers, and all nonqualified stock options granted outside of the 1987 Plan to consultants to the Company, which are not then otherwise exercisable in full shall become fully exercisable upon the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 25% or more of the Company's Common Stock; (ii) at any time during any consecutive two-year period, the directors of the Company at the beginning of the period (and any new director whose election to the Board was approved by the vote of at least two-thirds of the directors still in office) cease to constitute a majority of the directors then in office; (iii) the consummation of a merger or consolidation (whether or not the Company is the surviving corporation), other than a merger or consolidation in which the holders of the Company's stock immediately prior thereto hold immediately thereafter securities representing more than 70% of the combined voting power of the voting securities of the merged or consolidated entity; or (iv) the consummation of a sale of all or substantially all of the Company's assets or a plan of complete liquidation of the Company.

         1994 Stock Option and Incentive Compensation Plan. Following a "change of control," the 1994 Stock Option and Incentive Compensation Plan (the "1994 Plan") provides that all restrictions on restricted stock awarded under the 1994 Plan will immediately lapse, all performance share objectives for outstanding performance share or cash Incentives shall be deemed to have been met and all outstanding options and stock appreciation rights shall immediately become exercisable. However, all change of control compensation to a participant must be less than the amount which would be considered a "parachute payment" under I.R.C. ss. 280G. Section 280G provides that, if payments which are contingent upon a change of control equal or exceed three times such participant's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change of control occurs), then such payments constitute a "parachute payment" and the excess of such "parachute payment" over such participant's "base amount" will not be deductible by the Company and will be subject to an excise tax payable by the participant. To the extent that change of control compensation would equal or exceed three times a participant's "base amount," the participant must designate which payments should be reduced or eliminated so as to avoid receipt of a "parachute payment."

         For purposes of these provisions, a "change of control" refers to any of the following events: (i) the acquisition of at least 25% beneficial ownership of any of the Company's equity securities by any person or group of persons other than the Company's current shareholders; (ii) the approval of a merger, consolidation or sale of substantially all of the Company's assets by the shareholder, other than a merger or consolidation in which the Company's shareholders immediately prior to such merger or consolidation hold immediately thereafter more than 70% of the voting securities of the merged or consolidated entity, or (iii) certain changes in the composition of the Company's Board of Directors.

Stock Performance Chart

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended February 28, 1998 with the cumulative total return on the S&P 500 Composite Stock Index and the S&P Leisure Time Composite Index, an index of leisure product manufacturers. The comparison assumes $100 was invested on February 28, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

[GRAPH OMITTED]


                     02/28/93        02/28/94         02/28/95        02/29/96        02/28/97         02/28/98
                     --------        --------         --------        --------        --------         --------

First Team            $100.00         $ 74.01         $223.51          $168.01        $  72.00         $ 31.50
Sports, Inc.

S&P Leisure Time      $100.00         $133.77         $134.51          $182.79         $202.39         $299.19
Index

S&P 500               $100.00         $108.34         $116.31          $156.68         $197.67         $266.86
Composite Stock
Index

Certain Transactions

         The Company had a consulting agreement with Joe Mendelsohn, Director and Chairman of the Board, pursuant to which Mr. Mendelsohn received $3,000 per month for his consultation with, and advice to, management of the Company during fiscal 1998, which agreement terminated on February 28, 1998. The agreement also provided for a contingent consulting fee pursuant to which, if the Company achieved certain pre-tax earnings, Mr. Mendelsohn would receive additional fees. Mr. Mendelsohn did not receive a contingent consulting fee with respect to the Company's fiscal 1998 performance. Mr. Mendelsohn is continuing to provide consulting services to the Company at a reduced fee of $1,500 per month.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely on its review of the copies of forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1998, all officers, directors and greater than ten-percent beneficial owners complied with applicable filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934.


           APPROVAL OF INCREASE OF SHARES UNDER THE 1994 STOCK OPTION
                         AND INCENTIVE COMPENSATION PLAN
                                  (Proposal #3)

         On May 27, 1998, the Board of Directors increased the shares reserved under the Company's 1994 Stock Option and Incentive Compensation Plan (the "1994 Plan") from 925,000 to 1,325,000, which increase is subject to approval by the Company's shareholders. The 1994 Plan provides for the granting of "incentive" stock options intended to meet the requirements of Internal Revenue Code ("I.R.C.") Section 422, nonqualified stock options, stock appreciation rights ("SARs"), stock awards, restricted stock awards, performance share awards and cash awards (collectively referred to as "Incentives"). Incentives may be granted in any one or a combination of these forms. No Incentives will be granted under the 1994 Plan after May 9, 2004. To date, all Incentives awarded under the 1994 Plan have been stock options, none of which has been exercised. As of May 27, 1998, options to purchase an aggregate of 806,251 shares at $2.75 per share were outstanding under the 1994 Plan. Prior to the increase, there were 120,749 shares available under the 1994 Plan. The 1994 Plan provides for the automatic annual grants of nonqualified stock options to "Non-Employee Directors" as described above in "Election of Directors - Compensation of Directors."

         As discussed above under "Report of Compensation Committee and Stock Option Committee," the Company has historically used stock options to provide a long-term incentive to its officers and key employees, and stock options will continue to be a primary form of long-term incentive to the Company's officers and key employees. However, the availability of other types of Incentives under the 1994 Plan afford the Committee greater flexibility in designing the most appropriate type of incentive package for the Company and each individual.

         The  Company  adopted  the 1994  Plan  primarily  to  afford  officers, directors, advisors, consultants and key employees, upon whose judgment, initiatives and efforts the Company is largely dependent for the successful conduct of its business, the opportunity to obtain a proprietary interest in the growth and performance of the Company. All officers, directors, advisors, consultants and key employees of the Company or any of the Company's subsidiaries are eligible to receive awards under the 1994 Plan. The Company currently has approximately 85 officers, directors, advisors, consultants and full-time employees. The Company has five executive officers (two of whom are also directors), one consultant who is also a director and three Non-Employee Directors, all of whom are eligible to participate under the 1994 Plan.

         A general description of the basic features of the 1994 Plan follows, but such description is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

Administration and Types of Incentives

         With the exception of the stock options automatically issued on an annual basis to Non-Employee Directors described in "Election of Directors - Compensation of Directors" above, the 1994 Plan is administered by the Stock Option Committee of the Board of Directors, which must approve options and awards granted under the 1994 Plan. The Committee has broad powers to administer and interpret the 1994 Plan, including the authority to: (i) establish rules for the administration of the 1994 Plan; (ii) select the participants in the 1994 Plan; (iii) determine the types of Incentives to be granted and the number of shares (if any) covered by such Incentives; (iv) set the terms and conditions of such Incentives; and (v) determine under what circumstances Incentives may be cancelled or suspended. All determinations and interpretations of the Committee will be binding on all interested parties.

         The total number of shares and the exercise price per share of Common Stock (if any) that may be issued pursuant to outstanding stock options, SARs, stock, restricted stock, or performance shares will be subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations, or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of optionees or recipients of restricted stock or performance shares in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction after which the Company is not the surviving corporation.

         Options. Options granted under the 1994 Plan may be either "incentive" stock options within the meaning of I.R.C. ss.422 or "nonqualified" stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying Common Stock on the date the incentive stock option is granted. For nonqualified stock options, the option price ordinarily will also be the fair market value of a share of the underlying Common Stock on the date the nonqualified stock option is granted. The option exercise price must be paid in cash unless the Committee permits payment in shares of Common Stock. The closing price of the Company's Common Stock as reported by the Nasdaq National Market on May 27, 1998 was $2.50 per share.

         An incentive stock option or nonqualified stock option generally expires seven years after the date it is granted, and ordinarily becomes exercisable as to one-third of the shares on each of the three succeeding anniversaries of the date of grant. The Committee may, in its discretion, modify or impose additional restrictions on the term of exercisability of an option. The Committee may also determine the effect that an optionee's termination of employment with the Company or a subsidiary may have on the exercisability of such option. The Committee may impose additional or alternative conditions and restrictions on incentive or nonqualified stock options granted pursuant to the 1994 Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the I.R.C. Following a "change of control" as described below, all options granted under the 1994 Plan will become immediately exercisable and any conditions restricting the exercisability of the options shall be deemed satisfied. Options may not be transferred by the optionee except by will or by the laws of descent and distribution.

         Restricted Stock. The Committee is also authorized to grant awards of restricted stock. Each restricted stock award granted under the 1994 Plan will be for a number of shares as determined by the Committee. The Committee, in its discretion, may establish continued employment, vesting, or other conditions that must be satisfied in order for the restrictions on transferability to lapse. The Committee, in its discretion, may waive any restrictions applicable to all or any portion of the shares subject to an outstanding restricted stock award. While restrictions on transferability remain in effect, the recipient will have the right to vote the shares of Common Stock and to receive any dividends or distributions with respect thereto. If the recipient's employment terminates before the restrictions lapse, shares subject to such restrictions ordinarily will be forfeited to the Company. Following a "change of control" as described below, all restrictions on restricted stock awarded under the 1994 Plan will immediately lapse.

         Performance Shares. The Committee is also authorized to grant awards of performance units ("Units") which generally will provide recipients with the opportunity to receive Company Common Stock or cash if the Company's financial goals or other business objectives are achieved over a specified performance period. The Committee will determine the performance goals, the performance periods, the vesting of Units and how Units will be valued. Generally, the Committee will set performance goals for threshold, target and maximum levels of cumulative net sales, cumulative pre-tax profits, or other financial performance criteria for a three-year performance period. The Committee will determine the value of the Units that have been awarded by applying a payment percentage that corresponds to such threshold, target and maximum goals to the recipient's salary range midpoint. Although the value of such Units ordinarily will be paid in cash, the Committee has the discretion to pay such value in shares of the Company's Common Stock, or any combination of cash and Common Stock. Following a "change of control" as described below, all performance share goals or objectives shall be deemed to be met and payment shall be made immediately.

         SARs. The Committee is also authorized to grant awards of stock appreciation rights ("SARs"). Each SAR entitles the recipient to receive shares of the Company's Common Stock or, if the Committee so elects in its discretion, cash having a value equal to the amount by which the value of a share of the Company's Common Stock exceeds the reference price of such SAR. SARs may be granted either alone or in tandem with stock options previously or concurrently granted to the same recipient. SARs granted in tandem with stock options will have a reference price equal to the option exercise price, and the number of SARs under such grant will automatically be reduced by the number of stock options exercised. SARs not granted in tandem with stock options will have a reference price determined by the Committee. The Committee will determine the number, duration, and vesting of SARs and, upon exercise, whether SARs will be paid in cash or stock. Following a "change of control" as described below, all outstanding SARs will become immediately exercisable.

         Cash. The Committee is also authorized to grant cash Incentives, consisting of monetary payments in amounts determined by the Committee from the Company to a participant as additional compensation for his or her services to the Company. Payment of a cash Incentive will normally depend on achievement of single or multi-year performance objectives by the Company or by the participant, and may be subject to vesting or other requirements. Such performance objectives may be adjusted by the Committee upon the occurrence of any extraordinary event which substantially affects the Company. Following a "change of control" as described below, all outstanding cash Incentives will become immediately payable.

Change of Control Provisions

         Following a "change of control," all options granted under the 1994 Plan will become immediately exercisable, all restrictions on restricted stock awarded under the 1994 Plan will immediately lapse, all performance share objectives for outstanding performance share or cash Incentives shall be deemed to have been met, and all outstanding options and stock appreciation rights shall immediately become exercisable. However, all change of control compensation to a participant must be less than the amount which would be considered a "parachute payment" under I.R.C. ss.280G. Section 280G provides that if payments which are contingent upon a change of control equal or exceed three times such participant's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change of control occurs), then such payments are a "parachute payment" and the excess of such "parachute payment" over such participant's "base amount" will not be deductible by the Company and will be subject to an excise tax payable by the participant. To the extent that change of control compensation would equal or exceed three times a participant's "base amount," the participant must designate which payments should be reduced or eliminated so as to avoid receipt of a "parachute payment."

         For purposes of these provisions, a "change of control" refers to any of the following events: (i) the acquisition of at least 25% beneficial ownership of any of the Company's equity securities by any person or group of persons other than the Company's current shareholders; (ii) the approval of a merger, consolidation or sale of substantially all of the Company's assets by the shareholder, other than a merger or consolidation in which the Company's shareholders immediately prior to such merger or consolidation hold immediately thereafter more than 70% of the voting securities of the merged or consolidated entity, or (iii) certain changes in the composition of the Company's Board of Directors.

Amendment

         Except for the provisions of the 1994 Plan relating to the automatic annual grants of nonqualified stock options to Non-Employee Directors, the Board of Directors may terminate, modify or amend the 1994 Plan (including the above-described provisions regarding a "change of control") at any time prior to a "change of control," except that the terms of Incentives then outstanding may not be adversely affected without the consent of the individual. The provisions relating to the automatic annual grants of nonqualified stock options to Non-Employee Directors may not be amended more frequently than once every six months, unless the amendment is required to comply with changes in ERISA or the I.R.C. After a "change of control," neither the Board of Directors nor the Committee may terminate or amend the 1994 Plan to deny participants the change of control benefits stated in the 1994 Plan. Neither the Board of Directors nor the Committee may amend the 1994 Plan without the approval of the Company's shareholders if the amendment would materially increase the total number of shares of Common Stock available for issuance under the 1994 Plan, materially increase the benefits accruing to any individual or materially modify the requirements as to eligibility for participation in the 1994 Plan.

Federal Income Tax Matters

         Options. "Nonqualified" stock options granted under the 1994 Plan are not intended to and do not qualify for the favorable tax treatment available to "incentive" stock options under I.R.C. ss.422. Generally, no tax results upon the grant of a nonqualified stock option under the 1994 Plan. However, in the year that a nonqualified stock option is exercised, the optionee must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the Company complies with any applicable federal withholding requirements.

         "Incentive" stock options granted under the 1994 Plan are intended to qualify for favorable tax treatment under I.R.C. ss.422. Under Section 422, an optionee realizes no taxable income when an incentive stock option is granted. Further, the optionee generally will not realize any taxable income when the incentive stock option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the grant of the option and one year from the receipt of the shares.

         Restricted Stock. Generally, recipients of restricted stock awards are not required to recognize compensation taxable as ordinary income in the year that the shares of Common Stock underlying the restricted stock award are granted. Instead, recipients will recognize compensation taxable as ordinary income for the year in which the transfer restrictions lapse in an amount equal to the fair market value of the shares at that time. Any dividends paid with respect to restricted stock awards prior to the time the restrictions lapse ordinarily will be treated as compensation income. The Company will receive a deduction equal to the amount of compensation income the recipient is required to recognize as ordinary income if the Company complies with any applicable federal withholding requirements.

         SARs, Performance Shares and Cash. A participant who receives SARs or who receives a performance share or cash award will also recognize compensation income (and the Company will be entitled to a tax deduction) in the year in which the SARs are exercised or payment under the performance share or cash award is made to the participant, equal to the amount of cash and the fair market value of any shares of Common Stock received.

Plan Benefits

         Because future grants of Incentives are subject to the discretion of the Committee, the future benefits under the 1994 Plan cannot be determined at this time, except for the automatic stock option grants to Non-Employee Directors as set forth above. The table below shows the total number of shares underlying stock options that have been granted under the 1994 Plan as of May 27, 1998 to the named executive officers and the groups set forth.

                                                        Shares of Common Stock
Name and Position/Group                              Underlying Options Received
-----------------------                              ---------------------------

John J. Egart                                                   180,000
  President and Chief Executive Officer

David G. Soderquist                                             115,000
  Vice Chairman

Current Executive Officers                                      510,501
  as a Group (5 persons)

Current Directors who are not                                   146,500
  Executive Officers as a Group (4 persons)

Current Employees who are not                                   140,250
  Executive Officers or Directors
  as a Group (76 persons)


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On October 16, 1997, the Company engaged Ernst & Young LLP, following the resignation of McGladrey & Pullen, LLP ("McGladrey") on September 10, 1997. There were not, in connection with the audits of the three years ended February 28, 1997, and the subsequent interim period through September 10, 1997, any disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to McGladrey's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of McGladrey on the consolidated financial statements of the Company as of and for the years ended February 28, 1997, February 29, 1996 and February 28, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.


                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the 1998 Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1999 Annual Meeting must be received by the Company by February 5, 1999, to be included in the Company's proxy statement and related proxy for the 1999 Annual Meeting.


                                    FORM 10-K

         THE COMPANY WILL PROVIDE AT NO CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING. PLEASE ADDRESS YOUR REQUEST TO THE ATTENTION OF ROBERT L. LENIUS, JR., VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST TEAM SPORTS, INC., 1201 LUND BOULEVARD, ANOKA, MINNESOTA 55303. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT AS OF MAY 19, 1998, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          John J. Egart
                                          President and Chief Executive Officer
Dated:  June 5, 1998
Anoka, Minnesota

[FRONT]                         FIRST TEAM SPORTS, INC.
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John J. Egart and David G. Soderquist and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of First Team Sports, Inc. to be held on July 8, 1998, and at all adjournments thereof, as specified below on the following matters which are further described in the Proxy Statement related hereto and, in their discretion, upon any other matters which may be brought before the meeting.

1.  PROPOSAL TO SET THE NUMBER OF DIRECTORS AT SIX (6).

               [ ] FOR                  [ ]  AGAINST               [ ]  ABSTAIN

2.  ELECTION OF DIRECTORS.  NOMINEES:  John J. Egart, David G. Soderquist,
                                       Joe Mendelsohn, Timothy G. Rath,
                                       Stanley E. Hubbard and William J. McMahon

              [ ] VOTE FOR all nominees listed above (except vote withheld from the following nominees, if any, whose names are written below)

--------------------------------------------------------------------------------

               [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

3. APPROVE INCREASE OF SHARES RESERVED UNDER THE COMPANY'S 1994 STOCK OPTION AND INCENTIVE COMPENSATION PLAN FROM 925,000 to 1,325,000.

               [ ] FOR                  [ ]  AGAINST                [ ] ABSTAIN

         (continued and to be dated and signed on other side)

[BACK]

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all directors named in Proposal 2 and for Proposals 1 and 3.

                         Please sign exactly as name appears at left. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please have signed in full corporate name by President or other authorized officer. If a partnership, please have signed in partnership name by authorized person.

                         -------------------------------------------------------
                         Signature


                         -------------------------------------------------------
                         Signature if held jointly

                         Dated:                                          , 1998
                                ----------------------------------------

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY, USING THE ENCLOSED ENVELOPE

                             FIRST TEAM SPORTS, INC.

                1994 STOCK OPTION AND INCENTIVE COMPENSATION PLAN
                        (As Amended Through May 27, 1998)


         1. Purpose. The purpose of the 1994 Stock Option and Incentive Compensation Plan (the "Plan") of First Team Sports, Inc. (the "Company") is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees, officers, directors, consultants and advisors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value, of the Company ("Common Stock"), monetary payments or both on terms determined under this Plan.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a Committee which may be appointed by the Board from time to time. If the Plan is administered by the Board, each member of the Board shall be a "disinterested person" as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations of the Securities Exchange Act of 1934 (the "1934 Act"), as amended.

         If a Committee is appointed by the Board to administer the Plan, such Committee shall consist solely of two or more directors of the Company who shall be appointed from time to time and serve at the pleasure of the Board. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the 1934 Act. The Board may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. If such Committee is appointed by the Board, the Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members, and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         The Board or the Committee, as the case may be, shall have complete authority to award Incentives under the Plan, to interpret the Plan, to prescribe the form and conditions of the respective agreements (which may vary from participant to participant) evidencing each Incentive awarded under the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Board's or the Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and participants in the Plan. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

         3. Participants. The Board or the Committee, as the case may be, shall from time to time, at its discretion and without approval of the shareholders, designate those employees, directors, officers, consultants and advisors of the Company or its subsidiaries or affiliates to whom Incentives may be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Incentives under the Plan unless such consultant or advisor renders bona fide services to the Company or its subsidiaries or affiliates and such services are not in connection with the offer or sale of securities in a capital raising transaction; and provided, further, that directors who are responsible for the administration of the Plan shall not be eligible to receive Incentives under the Plan except pursuant to Section 11 hereof and to the extent otherwise permitted by Rule 16b-3 of the 1934 Act or any successor provision. Employees, consultants and advisors may be designated individually or by groups or categories (for example, by pay grade) as the Board or the Committee deems appropriate. Participation by officers and directors of the Company or its subsidiaries or affiliates and any performance objectives relating to such officers and directors must be approved by the Board or the Committee, as the case may be. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade), and the authority to designate participants who are not officers or directors and to set or modify such performance objectives may be delegated to such officers of the Company as the Board or the Committee may, from time to time and at its sole discretion, deem appropriate.

         4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-qualified stock options (Section 6 and Section 11); (b) stock appreciation rights ("SARs") (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); (e) performance shares (Section 9); and (f) cash awards (Section
10).

         5.       Shares Subject to the Plan.

                  5.1.  Number of Shares.  Subject to  adjustment as provided in
         Section 12.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed One Million Three Hundred Twenty-five Thousand (1,325,000) shares of Common Stock.

                  5.2. Cancellation. To the extent that cash in lieu of all or a portion of the shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.3, such unissued shares that previously reduced the available number of shares of Common Stock may again be issued under the Plan, either pursuant to stock options, SARs or otherwise. If an SAR is granted with respect to any stock option granted under this Plan, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it is entitled to issue upon the exercise of the SAR or on the exercise of the related option. In the event that a stock option or SAR granted hereunder expires or is terminated or cancelled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may, to the extent permitted by Rule 16b-3, or any successor provision, of the 1934 Act, again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be cancelled.

         6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Except as provided in this Section 6, each stock option granted by the Board or the Committee, as the case may be, under this Plan shall be subject to such terms and conditions, which may vary from participant to participant, as the Board or the Committee may, in its sole discretion, deem appropriate, including but not limited to the extent to which a stock option may be exercisable (including the participant's right to exercise such stock option upon the participant's, death, disability, retirement or termination of employment or other relationship with the Company or its subsidiaries or affiliates), the manner in which the stock option may be exercised, and the form of agreement that shall evidence the stock option.

                  6.1. Price. The option price per share shall be determined by the Board or the Committee, as the case may be, subject to adjustment under Section 12.6.

                  6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Board or the Committee, as the case may be, subject to adjustment as provided in Section 12.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the participant exercises an SAR if any SAR is granted to the participant in conjunction with or related to the stock option.

                  6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 12.4, the term of each stock option shall be determined by the Board or the Committee, as the case may be, but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Board or the Committee at the time of grant. The Board or the Committee, as the case may be, may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Board or the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the participant at the time of such accrual or at any time or times thereafter during the term of the option.

                  6.4. Payment of Option Price. The option price per share shall, in the sole discretion of the Board or the Committee, be payable in United States dollars upon exercise of a stock option and may be paid by cash, certified check, bank draft, by the delivery of previously acquired shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such stock option is exercised, or in such other manner and subject to such rules as may be adopted by the Board or the Committee from time to time. For purposes of this Section 6.4, "previously acquired shares" shall include shares of Common Stock that are already owned by the participant at the time of exercise.

                  6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as "incentive stock options" (as such term is defined in Section 422 of the Internal Revenue Code of 1986, and the regulations as amended, or any successor provision):

                           (a) Any incentive stock option  authorized  under the
                  Plan shall contain such terms and conditions, as the Board or the Committee, as the case may be, shall deem advisable, but shall in all events be consistent with and contain such restrictions and limitations as shall be necessary in order to qualify the options as incentive stock options.

                           (b) All  incentive  stock  options  must  be  granted
                  within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders.

                           (c) Unless  sooner  exercised,  all  incentive  stock
                  options shall expire no later than ten years after the date of grant; provided, however, that incentive stock options granted to a participant who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries or affiliates shall expire no later than five years after the date of grant.

                           (d) To the  extent  required  to  qualify  the  stock
                  option as an incentive stock option, the option price per share for incentive stock options shall not be less than the Fair Market Value of the Common Stock subject to the option on the date of grant; provided, however, that the option price per share for incentive stock options granted to a participant who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries or affiliates shall not be less than 110% of the Fair Market Value of the Common Stock subject to the stock option on the date of grant.

                  6.6 Rights as a Shareholder. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder with respect to shares subject to such option. Except as provided in Section 12.6, no adjustments shall be made for dividends or other cash distributions or for other rights that have a record date preceding the date the participant becomes the holder of record of the shares of Common Stock subject to the stock option.

         7. Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.3. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Board or the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Except as provided in this Section 7, each SAR granted by the Board or the Committee, as the case may be, under this Plan shall be subject to such terms and conditions, which may vary from participant to participant, as the Board or the Committee may, in its sole discretion, deem appropriate, including but not limited to the extent to which an SAR may be exercisable (including the participant's right to exercise the SAR upon the participant's death, disability, retirement or termination of employment or other relationship with the Company or its subsidiaries or affiliates), the manner in which the SAR may be exercised and the form of agreement that shall evidence the SAR.

                  7.1. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Board or the Committee, as the case may be, subject to adjustment as provided in Section 12.6. In the case of an SAR granted with respect to a stock option granted to the participant, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the participant exercises the related stock option.

                  7.2. Duration.  Subject to earlier  termination as provided in
         Section 12.4, the term of each SAR shall be determined by the Board or the Committee, as the case may be, but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Board or the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Board or the Committee, as the case may be, may in its discretion accelerate the exercisability of any SAR.

                  7.3. Payment. Subject to the right of the Board or the Committee, as the case may be, to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

                           (a) the number of shares of Common  Stock as to which
                  the  SAR  is  exercised   multiplied  by  the  amount  of  the
                  appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.6); by

                           (b) the Fair Market  Value of a share of Common Stock
                  on the exercise date.

         In lieu of issuing shares of Common Stock upon a participant's exercise of an SAR, the Board or the Committee, as the case may be, may elect to pay the participant cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued to the participant upon the exercise of an SAR; instead, the participant shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

         8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at such price (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant as determined by the Board or the Committee, as the case may be. Except as provided in this Section 8, the transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to such terms and conditions, which may vary from participant to participant, as the Board or the Committee may, in its sole discretion, deem appropriate, including the form of agreement, if any, that shall evidence the stock award or restricted stock.

                  8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Board or the Committee, as the case may be.

                  8.2. Sale Price. The Board or the Committee, as the case may be, shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

                  8.3. Restrictions. All shares of restricted stock transferred or sold hereunder, including any additional shares of Common Stock received by the participant as the result of any dividend paid on the shares of restricted stock or as the result of any stock split, stock distribution or combination of shares that affects such restricted stock, shall be subject to such restrictions as the Board or the Committee, as the case may be, may determine, which may vary from time to time and among participants, including, without limitation, any or all of the following:

                           (a) a prohibition against the sale, transfer, pledge,
                  assignment or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Board or the Committee, as the case may be, shall determine (whether in annual or more frequent installments, upon the participant's death, disability, retirement or termination of employment or other relationship with the Company or its subsidiaries or affiliates, or otherwise);

                           (b) a requirement that the participant forfeit or, in
                  the case of shares sold to the participant, resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or other relationship with the Company or its subsidiaries or affiliates during any period in which such shares are subject to restrictions;

                           (c) such  other  conditions  or  restrictions  as the
                  Board or the Committee, as the case may be, may deem advisable.

                  8.4. Escrow. In order to enforce the restrictions imposed by the Board or the Committee, as the case may be, pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1994 Stock Option and Incentive Compensation Plan of First Team Sports, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.

                  8.5. End of Restrictions. Subject to Section 12.3, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

                  8.6. Rights as Shareholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

                  8.7 Modification of Restrictions. The Board or the Committee, as the case may be, may, in its sole discretion, modify the manner in which the prohibition on the sale or other transfer of the shares of restricted stock awarded to the participant may lapse, subject to such limitations as may be imposed by the Rule 16b-3, or any successor provision, of the 1934 Act. Any such modification shall apply only to those shares of Common Stock which are restricted as of the effective date of the modification, and shall be reflected, if deemed appropriate by the Board or the Committee, as the case may be, in an amendment to any agreement with respect to which such modification applies.

         9. Performance Shares. A performance share consists of an award which shall be paid in cash or shares of Common Stock, as described below. Except as provided in this Section 9, each grant of performance shares by the Board or the Committee, as the case may be, under the Plan shall be subject to such terms and conditions, which may vary from participant to participant, as the Board or the Committee may, in its sole discretion, deem appropriate, including the number of performance shares granted to the participant, the valuation of such performance shares, the extent to which such performance shares may become payable or will expire (including the payment or expiration of such performance shares upon the participant's death, disability, retirement, termination of employment or other relationship with the Company or its subsidiaries or affiliates), and the form of agreement that shall evidence the grant of performance shares.

                  9.1. Performance Objectives. Each grant of performance shares will be subject to performance objectives for the Company or one of its operating units, which performance objectives must be achieved by the end of a period specified in the agreement evidencing such grant. Such performance objectives may include business or financial objectives relating to the Company or one of its operating units, whether or not related to any equity security of the Company, and shall be set forth in the agreement evidencing the grant of the performance shares. When establishing such performance objectives, the Board or the Committee, as the case may be, or such other individual to whom such authority has been delegated pursuant to Section 3 of the Plan, may consider the recommendations of management of the Company or its subsidiaries or affiliates. If such performance objectives are achieved, each participant will be paid in shares of Common Stock, cash or any combination thereof as determined by the Board or the Committee, as the case may be, and subject to such rules as the Board or the Committee may adopt from time to time. If such performance objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the agreement evidencing the grant of performance shares.

                  9.2. No Rights as Shareholder. The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to such grant.

                  9.3. No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

                  9.4 Amendment of Performance Objectives. The Board or the Committee, as the case may be, may, at any time during the period specified in the agreement evidencing the grant of the performance shares, suspend, modify or terminate the grant of such performance shares or adjust the performance objectives relating to such performance shares upon the occurrence of any extraordinary event which substantially affects the Company or its subsidiaries or affiliates, including, but not limited to, a merger, consolidation, exchange, divestiture (including a spin-off) reorganization or liquidation of the Company or its subsidiary or affiliate, or the sale by the Company or its subsidiary or affiliate of substantially all of its assets and the consequent discontinuance of its business.

         10. Cash Awards. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his or her services to the Company or its subsidiaries or affiliates. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by the participant. Such performance objectives may include business or financial objectives relating to the Company or one of its operating units, whether or not related to any equity security of the Company, and may be adjusted by the Board or the Committee, as the case may be, upon the occurrence of any extraordinary event which substantially affects the Company or its subsidiaries or affiliates. The amount of any monetary payment constituting a cash award shall be determined by the Board of the Committee, as the case may be, in its sole discretion. Cash awards may be subject to such terms and conditions, which may vary from time to time and among participants, as the Board or the Committee, as the case may be, deems appropriate.

         11.      Options to Non-Employee Directors.

                  11.1 Upon Joining Board. Each person who, after the date this Plan is adopted by the Board of Directors, is elected or appointed for the first time as a director of the Company and who is not an employee of, or a paid consultant or advisor to, the Company or any subsidiary of the Company (a "Non-Employee Director") shall, as of the date of such initial election or appointment to the Board, automatically be granted an option to purchase 7,500 shares of the Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of such election or appointment. Such option shall be immediately exercisable to the extent of twenty percent (1,500 shares) of the total number of shares subject to such option, and shall be exercisable to the extent of an additional twenty percent (1,500 shares) on each of the first, second, third, and fourth anniversaries of the date of grant.

                  11.2 Upon  Re-election to Board.  Each  Non-Employee  Director who, after the date this Plan is adopted by the Board of Directors, is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an option to purchase 3,000 shares of Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of such re-election or shareholder meeting; provided that a Non-Employee Director who receives an option pursuant to Section 11.1 above shall not be entitled to receive an option pursuant to this Section 11.2 until at least ten months after such Non-Employee Director's initial election to the Board. Options granted pursuant to this Section 11.2 shall be immediately exercisable in full.

                  11.3 General. No director shall receive more than one option to purchase 3,000 shares pursuant to this Section 11 in any one fiscal year. No director shall receive an option under this Section if and to the extent such director receives an option pursuant to Section 19 of the Company's 1987 Stock Option Plan, as amended, in connection with the same election or re-election to the Board. All options granted pursuant to this Section 11 shall be designated as non-qualified options and shall be subject to the same terms and provisions as are then in effect with respect to granting of non-qualified options to officers and employees of the Company, except that the option shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by disability or death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event disability or death or a Non-Employee Director, any option granted to such Non-Employee Director may be exercised at any time within twelve months of the disability or death of such Non-Employee Director or on the date on which the option, by its terms expire, whichever is earlier. For purposes of this Section 11, a director's receipt of an annual retainer, per meeting fees, and/or expense reimbursement shall not cause such director to be deemed to be a paid advisor or consultant to the Company for purposes of determining whether such director is a "Non-Employee Director."

         12.      General.

                  12.1. Effective Date. The Plan will become effective upon its adoption by the Board, subject to approval by the shareholders of the Company within twelve months following such adoption. If the Plan is not approved by the shareholders within twelve months after the date of the Plan's adoption by the Board, the Plan shall not be effective for any purpose, and all Incentives awarded under the Plan shall be revoked.

                  12.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or have been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is adopted by the Board.

                  12.3. Nontransferability of Incentives. No stock option, SAR, restricted stock award or performance share award may be transferred, pledged or assigned by the participant except, in the event of the participant's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, an Incentive may be exercised only by the participant or by his or her guardian or legal representative.

                  12.4. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee, consultant or advisor of the Company or its subsidiaries or affiliates for any reason, including death, any Incentives awarded to the participant may be exercised or shall expire at such times as may be determined by the Board or the Committee, as the case may be, and as set forth in the agreement evidencing the Incentive.

                  12.5. Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  12.6.  Adjustment.  Unless otherwise provided in the agreement evidencing the grant of the Incentive, in the event of a sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture (including a spin-off) or liquidation of the Company (collective referred to as a "transaction") after which the Company is not the surviving corporation, the Board may, in connection with the Board's adoption of the plan for such transaction, in its sole discretion, provide for one or more of the following:

                           (a) The equitable  acceleration of the exercisability
                  of any outstanding stock option or SAR, the termination of any restrictions on restricted stock awards, or the adjustment of any performance share objectives;

                           (b) The  complete  termination  of this  Plan and the
                  cancellation of outstanding stock options or SARs which are not exercised prior to a date specified by the Board (which date shall give the participant a reasonable period of time in which to exercise the options prior to the effective date of the transaction), the cancellation of any restricted stock awards for which the restrictions have not lapsed, or the cancellation of any performance share awards for which the performance objectives have not yet been achieved;

                           (c) The  continuance  of the Plan with respect to the
                  exercise of stock options or SARs, the lapse of restrictions on restricted stock awards or the achievement of any performance share objectives which were outstanding as of the date of adoption by the Board of the plan for the transaction, and to provide participants the right to receive an equivalent number of shares of stock of the corporation succeeding the Company or other securities to which the shareholders of the Company may be entitled by reason of such transaction.

                  The grant of any Incentive under this Plan shall not in any way limit the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  In the event of an increase or decrease in the number of shares of Common Stock resulting from any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or the achievement of performance share objectives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives for any grant of performance shares, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Board or Committee, to provide participants with the same relative rights before and after such adjustment. Additional shares of Common Stock which may be credited to such Incentives pursuant to this Section
         12.6 shall be subject to the same terms and conditions that apply to the shares with respect to which the adjustment relates.

                  12.7. Incentive Agreements. The terms of each Incentive shall be stated in an agreement approved by the Board or the Committee, as the case may be. The Board or the Committee may, in its sole discretion, also enter into agreements with participants to reclassify or convert certain outstanding options, within the terms of the Plan, as incentive stock options or as non-qualified stock options, or to eliminate SARs with respect to all or part of such options and any other previously issued options.

                  12.8.    Withholding.

                           (a) The Company shall have the right to withhold from
                  any payments made under the Plan or to collect as a condition of payment, any federal, state or local taxes required by law to be withheld upon the exercise of a stock option, the settlement of an SAR, the grant of a stock award, the lapse of restrictions on a restricted stock award, the payment of any performance share award, or the payment of any cash award. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                           (b) Each Election must be made prior to the Tax Date.
                  The Board or the Committee, as the case may be, may disapprove of any Election, may suspend or terminate the right to make Elections, may provide that the right to make Elections shall not apply with respect to any Incentive and may adopt such rules relating to Elections as it shall deem appropriate. A participant's Election shall be irrevocable.

                           (c) If a participant is an officer or director of the
                  Company within the meaning of Section 16 of the 1934 Act, or any successor provision, then an Election must comply with all of the requirements of the 1934 Act.

                  12.9. No Continued Employment or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company or its subsidiaries or affiliates for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, consultant or advisor, his or her beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company or its subsidiaries or affiliates and any such person.

                  12.10. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the agreement evidencing such Incentive. Payment of cash may be deferred at the option of the participant if provided in the Incentive and subject to such rules as the Board or the Committee may, in its discretion, adopt from time to time.

                  12.11.   Amendment  of  the  Plan.  The  Board  may  amend  or
         discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 12.6, change or impair, without the consent of the recipient, an Incentive previously granted. Notwithstanding the foregoing, no such amendment shall: (a) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) materially increase the benefits that may be granted or that accrue to participants under the Plan, (c) materially modify the requirements as to eligibility for participation in the Plan, or (d) decrease the price at which stock options, SARs or other Incentives may be granted, unless such amendment is approved by the shareholders of the Company.

                  12.12. Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive to the contrary, the restrictions on all shares of restricted stock awards shall lapse immediately, all outstanding options and SARs will become exercisable immediately, and all performance share objectives shall be deemed to be met and payment made immediately, if, subsequent to the date that the Plan is approved by the Board, any of the following events occur:

                           (a) Any  person or group of  persons,  other than the
                  shareholders of record of the Company as of the date this Plan is adopted by the Board, becomes the beneficial owner of 25% or more of any equity security of the Company entitled to vote for the election of directors;

                           (b) A change in the  composition  of the Board within
                  any consecutive two-year period such that the "Continuing Directors" cease to constitute a majority of the Board. For purposes of this event, the "Continuing Directors" shall mean those members of the Board who either: (i) were directors at the beginning of such two-year period, or (ii) were elected by, or on nominations or recommendations of, at least two-thirds of the then-existing Board members;

                           (c) The  consummation  of a merger  or  consolidation
                  (whether or not the Company is the surviving corporation), other than a merger or consolidation in which the holders of the Company's stock immediately prior thereto hold immediately thereafter securities representing more than 70% of the combined voting power of the voting securities of the merged or consolidated entity; or

                           (d)   The   consummation   of  a   sale   or  all  or
                  substantially all of the Company's assets or a plan of complete liquidation of the Company.

                  For purposes of this Section 12.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of 25% or more of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such, ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (a), the limitations of this Plan shall not become applicable again should the person cease to own 25% or more of any equity security of the Company.

                  A participant shall not be entitled to the immediate acceleration of an Incentive as provided in this Section 12.12 if such acceleration would, with respect to the participant, constitute a "parachute payment" for purposes of Internal Revenue Code Section 280G, or any successor provision. The participant shall have the right to designate those Incentives which would be reduced or eliminated so that the participant will not receive a "parachute payment."

                  Prior to one of the events described in (a), (b) or (c) above, the participant shall have no rights under this Section 12.12, and the Board shall have the power and right, within its sole discretion, to rescind, modify or amend this Section 12.12 without any consent of the participant. In all other cases, and notwithstanding the authority granted to the Board or the Committee, as the case may be, to exercise discretion in interpreting, administering, amending or terminating this Plan neither the Board nor the Committee shall, following one of the events described in (a), (b) or (c) above, have the power to exercise such authority or otherwise take any action which is inconsistent with the provisions of this Section 12.12.

                  12.13 Definition of Fair Market Value. For purposes of the Plan, the "Fair Market Value" of the Company's Common Stock as of any applicable date shall mean: (a) if the Company's Common Stock is reported in the Nasdaq National Market or is listed upon an established exchange or exchanges, the reported closing price of such stock in such Nasdaq National Market or on such stock exchange or exchanges on the date the Incentive is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (b) if the Company's Common Stock is not so reported in the Nasdaq National Market or listed upon an exchange, the average of the closing "bid" and "asked" prices quoted on the Nasdaq Small-Cap Market on the date the Incentive is granted, or if there are no such quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; (c) if the Company's Common Stock is not listed or traded on any securities exchange, the Nasdaq National Market or the Nasdaq Small-Cap Market, the per share value determined by a market maker of the Company's Common Stock on the date the Incentive is granted or, if there is no such market maker, the per share value determined by the Board or the Committee, in its sole discretion, by applying principles of valuation with respect to all such Incentives.